Exhibit 3.20

ARTICLES OF INCORPORATION

OF

FLEETWOOD TRAILER COMPANY OF IDAHO, INC.

KNOW ALL MEN BY THESE PRESENTS, That we, the undersigned, all of whom are of full age, and at least two of whom are citizens of the United States of America, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Idaho.

AND WE HEREBY CERTIFY:

FIRST:  That the name of the corporation shall be:

FLEETWOOD TRAILER COMPANY OF IDAHO, INC.

SECOND:  That the purposes for which it is formed shall be:

(a)           To manufacture, construct, assemble, fabricate, design, produce, purchase, lease as lessee, receive or otherwise acquire, own, hold, store, use, repair, service, maintain, encumber, sell, assign, exchange, lease as lessor, and otherwise dispose of, and generally to trade and deal in and with at wholesale or retail, as principal, agent or otherwise, mobile home units, trailers, vehicles and related products and components thereof and any and all shops, plants, inventories, machinery, tools, equipment, appliances; devices, supplies, materials, goods, wares and merchandise generally used or useful in connection with any of the foregoing.

(b)           To manufacture, warehouse, exchange, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with, goods, wares and merchandise and real and personal property of every class and description.

(c)           To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

(d)           To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

(e)           To acquire, purchase, guarantee, hold, mortgage, own, vote, sell, pledge and/or otherwise dispose of and deal in shares, bonds, securities and debentures and other evidences of indebtedness of other corporation, domestic or foreign.

(f)            To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

(g)           To conduct business in this state, other states, the District of Columbia, the territories and colonies of the United States, and in foreign countries, and to have one or more offices and places of business out of this state, and to acquire, receive, hold, purchase, lease, mortgage, dispose of, and/or convey real and personal property situate out of this state.

(h)           To merge or consolidate with any corporation, domestic or foreign, or to acquire by merger or consolidation the whole or any part of the property of any such corporation in such manner as may be permitted by law.

(i)            To make and enter into contracts of every sort or kind with any individual, firm, association, corporation, public or private, of any state or nation.

(j)            To have one or more offices within, as well as without, the state of Idaho.

(k)           In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the state of Idaho upon corporations formed under the laws of that state, and to do any or all things incidental to the transaction of its business or conducive to the attainment of the purpose of the corporation.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers and the purposes and powers in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from the provisions of any other clause but shall be regarded as independent purposes and powers and the statement of such specified purposes and powers shall not be held to limit or restrict in any manner the general powers of this corporation.

THIRD:  That this corporation is to have perpetual existence.

FOURTH:  That the location and post office address of its registered office in the State of Idaho shall be 711-1/2 Bannock Street, Boise, County of Ada, Idaho.

FIFTH:  The total number of shares of stock which the corporation shall have authority to issue shall be Five Thousand (5,000), of which stock Five Thousand (5,000) shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to Five Thousand Dollars ($5,000) shall be Common Stock.

SIXTH:  The names and post office addresses of the subscribers and the number of shares and class of stock subscribed for by each, are as follows:

Names	Post Office Address	Number of Shares

Arthur W. Schmutz	634 South Spring Street Los Angeles, California	1 Common

Lucy W. Turner	634 South Spring Street Los Angeles, California	1 Common

Marion Kachadorian	634 South Spring Street Los Angeles, California	1 Common

SEVENTH:  In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

(a)           To repeal and amend the by-laws of the corporation and to adopt new by-laws.

(b)           To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

(c)           To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for depreciation and depletion and losses of every character, or to abolish any such reserves in the manner allowed by the laws of the State of Idaho.

(d)           By resolution passed by a majority of the whole board, to designate two or more of the directors to constitute an executive committee, which to the extent provided in such resolution shall have and exercise the authority of the board of directors in the management of the business of the corporation.

(e)           When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a shareholders’ meeting duly called for that purpose, the board of directors shall have power and authority to sell, lease or exchange all the assets of the corporation, other than its franchise of being a corporation, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

EIGHTH:  Fully paid shares of the stock of the corporation shall not be subject to assessment.

NINTH:  This corporation reserves the right to amend, alter, change or repeal way provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

In Witness Whereof, we do make and execute this certificate in triplicate, this 31st day of May, 1957.

/s/ Arthur W. Schmutz
Arthur W. Schmutz

/s/ Lucy W. Turner
Lucy W. Turner

/s/ Marion Kachadorian
Marion Kachadorian

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On this 3lst day of May, 1957, before me, JUNE NIED, a Notary Public in and for said County and State, personally appeared ARTHUR W. SCHMUTZ, LUCY W. TURNER, and MARION KACHADORIAN, known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same.

In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ June Nied
Notary Public in and for
said County and State

My Commission Expires: June 3, 1958

(SEAL)

ARTICLES OF AMENDMENT

OF

FLEETWOOD TRAILER COMPANY OF IDAHO, INC.

KNOW ALL MEN BY THESE PRESENTS, That we, JOHN C. CREAN, President, and DONNA S. CREAN, Secretary of Fleetwood Trailer Company of Idaho, Inc., a corporation organized and existing under the provisions of the Business Corporation Act of the State of Idaho

DO HEREBY CERTIFY:

That the holders and owners of all of the issued and outstanding shares of the Company who would be entitled to notice have consented to and authorized by a writing signed by all of such owners and holders of such shares, the following:

That Article FIRST of the Articles of Incorporation of Fleetwood Trailer Company of Idaho, Inc. be amended to read as follows:

“ARTICLE FIRST.  That the name of the corporation shall be:

FLEETWOOD TRAILER CO. OF IDAHO, INC.”

IN WITNESS WHEREOF, we do make and execute the certificate in triplicate this 24th day of July, 1957.

/s/ J. C. Crean
President

/s/ Donna S. Crean
Secretary

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF ORANGE	)

JOHN C. CREAN and DONNA S. CREAN, being severally sworn, each for himself, deposes and says that he, the said JOHN C. CREAN is the president and that she, the said DONNA S. CREAN is the secretary of Fleetwood Trailer Company of Idaho, Inc., a corporation of the State of Idaho, and that they have been authorized to execute and file articles of amendment, to which this is attached, by the unanimous written consent of all of the shareholders of said corporation.

/s/ J. C. Crean
President

/s/ Donna S. Crean
Secretary

Subscribed and sworn to before
me this 24 day of July,
A.D. 1957.

/s/ George W. Hamlin
Notary Public

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ARTICLES OF AMENDMENT

OF

FLEETWOOD TRAILER CO. OF IDAHO, INC.

*  *  *  *  *

KNOW ALL MEN BY THESE PRESENTS, That we DALE T. SKINNER, Exec. Vice- president and JERRY F. KELLEY, Assistant secretary of FLEETWOOD TRAILER CO. OF IDAHO, INC., a corporation organized and existing under the provisions of the Business Corporation Act of the State of Idaho

DO HEREBY CERTIFY:

That the holders and owners of all of the issued and outstanding shares of the Company who would be entitled to notice have consented to and authorized by a writing signed by all of each owners and holders of such shares, the following:

That Article First of the Articles of Incorporation of FLEETWOOD TRAILS CO. OF IDAHO, INC., be amended to read as follows:

“ARTICLE FIRST.  The name of the corporation is FLEETWOOD HOMES OF IDAHO, INC.”

IN WITNESS WHEREOF, we do make and execute the certificate in triplicate this 14th day of November, A.D. 1968.

/s/ Dale T. Skinner
Executive Vice- President

/s/ Jerry F. Kelley
Assistant Secretary

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF RIVERSIDE	)

Dale T. Skinner and Jerry F. Kelley being severally sworn, each for himself, deposes and says that he, the said DALE T. SKINNER is the Exec. Vice-president and that he, the said JERRY F. KELLEY is the Assistant secretary of FLEETWOOD TRAILER CO. OF IDAHO, INC., a corporation of the State of Idaho, and that they have been authorized to execute and file articles of amendment, to which this is attached, by the unanimous written consent of all of the shareholders of said corporation.

/s/ Dale T. Skinner
Executive Vice- President

/s/ Jerry F. Kelley
Assistant Secretary

Subscribed and sworn before
me this 14th day of November,
A.D. 1968.

/s/ Doris J. Jones
Notary Public

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